UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2002

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993 B-2
(Exact name of registrant as specified in its charter)

New York	33-79328	36-7051619
(State or other jurisdic-	(Commission File	(IRS Employer
tion of incorporation)	Number)	Identification No.)

2201 Cooperative Way, Herndon, VA	20171-3025
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On April 22, 2002, National Rural Utilities Cooperative Finance Corporation ("CFC") as servicer for Rural Electric Cooperative Grantor Trust (Soyland) 1993 B-2 rescinded an earlier decision to retain Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for the audit of its fiscal year ending December 31, 2002.

On April 16, 2002, CFC engaged Ernst & Young LLP ("Ernst &Young") as independent public accountants for the audit of its fiscal year ending December 31, 2002.

There have been no disagreements with Arthur Andersen in the previous two fiscal year audits on any matter of accounting principles or procedures, financial statement disclosure or auditing scope or procedure which if not resolved to Arthur Andersen's satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report. During that period there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). CFC did not (nor did anyone on its behalf) consult with Ernst &Young regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements, Proforma Financial Information and Exhibits

(Concurring letter from Arthur Andersen regarding changes in certifying accountant will be filed when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated: April 23, 2002